Exhibit 99.1
Ellington Financial Declares Interim Monthly Dividend of $0.06 Per Share

OLD GREENWICH, Conn., November 29, 2023—Ellington Financial Inc. (NYSE: EFC) (the "Company" or "Ellington Financial") today announced that its Board of Directors has declared an interim monthly dividend of $0.06 per share of common stock, payable on December 13, 2023 to stockholders of record as of December 8, 2023. The Company expects to declare its remaining dividend for the month of December in the ordinary course.

The interim monthly dividend is being made in connection with Ellington Financial’s pending merger (such transaction, the “Merger”) with Arlington Asset Investment Corp. (“AAIC”), and was calculated pursuant to the terms of the agreement governing the Merger (the “Merger Agreement”). The Merger Agreement provides that Ellington Financial is entitled to declare and pay a portion of its monthly dividend prior to the closing date of the Merger, which is expected to be December 14, 2023.

The Merger Agreement, as well as additional information regarding the interim dividend and the proposed Merger, is included in the proxy statement/prospectus relating to the Merger that was filed with the Securities and Exchange Commission (the “SEC”) on November 3, 2023.
About Ellington Financial
Ellington Financial invests in a diverse array of financial assets, including residential and commercial mortgage loans, reverse mortgage loans, residential and commercial mortgage-backed securities, consumer loans and asset-backed securities backed by consumer loans, collateralized loan obligations, non-mortgage and mortgage-related derivatives, debt and equity investments in loan origination companies, and other strategic investments. Ellington Financial is externally managed and advised by Ellington Financial Management LLC, an affiliate of Ellington Management Group, L.L.C.
ADDITIONAL INFORMATION ABOUT THE MERGER

In connection with the proposed Merger, Ellington Financial has filed with the SEC a Registration Statement on Form S-4 (File No. 333-273309) (the "Registration Statement"), which was declared effective by the SEC on November 2, 2023. The Registration Statement includes a prospectus of Ellington Financial and a proxy statement of AAIC (the “proxy statement/prospectus”). The proxy statement/prospectus contains important information about Ellington Financial, AAIC, the proposed Merger and related matters. Ellington Financial and AAIC may file with the SEC other documents regarding the Merger. This communication is not a substitute for the Registration Statement, the proxy statement/prospectus or any other document Ellington Financial or AAIC has filed or may file with the SEC in connection with the proposed Merger and related matters. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE REGISTRATION STATEMENT AND THE RELATED PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS THAT ARE FILED OR MAY BE FILED BY ELLINGTON FINANCIAL AND AAIC WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT ELLINGTON FINANCIAL, AAIC, AND THE PROPOSED MERGER. Investors and security holders may obtain copies of these documents free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Ellington Financial with the SEC are also available free of charge on Ellington Financial’s website at www.ellingtonfinancial.com. Copies of the documents filed by AAIC with the SEC are also available free of charge on AAIC’s website at www.arlingtonasset.com.

PARTICIPANTS IN SOLICITATION RELATING TO THE MERGER

Ellington Financial and AAIC and their respective directors and executive officers and certain other affiliates of Ellington Financial and AAIC may be deemed to be participants in the solicitation of proxies from AAIC shareholders in connection with the proposed Merger.

Information about the directors and executive officers of AAIC is available in its Form 10-K, which was filed with the SEC on March 31, 2023, and its Form 10-K/A, which was filed with the SEC on May 1, 2023. Information about the directors and executive officers of Ellington Financial is available in the proxy statement for its 2023 annual meeting of stockholders, which was filed with the SEC on April 6, 2023. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the proxy statement/prospectus. Shareholders of AAIC should read the proxy statement/prospectus carefully before making any voting or investment decisions. Investors may obtain free copies of these documents from Ellington Financial or AAIC using the sources indicated above.

NO OFFER OR SOLICITATION

This communication and the information contained herein does not constitute an offer to sell or the solicitation of an offer to buy or sell any securities or a solicitation of a proxy or of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. This communication may be deemed to be solicitation material in respect of the proposed Merger.

FORWARD-LOOKING STATEMENTS
This communication contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical in nature and can be identified by words such as “believe,” “expect,” “anticipate,” “estimate,” “project,” “plan,” “continue,” “intend,” “should,” “would,” “could,” “goal,” “objective,” “will,” “may,” “seek” or similar expressions or their negative forms. Such forward-looking statements include statements regarding the expected closing date of the Merger, Ellington Financial’s payment of dividends; the timing of future events; and other statements of management’s beliefs, intentions or goals. These statements are based on Ellington Financial’s and AAIC’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Ellington Financial and AAIC can give no assurance that their expectations will be attained. Factors that could cause actual results to differ materially from Ellington Financial’s or AAIC’s expectations include, but are not limited to, the risk that the proposed Merger will not be consummated within the expected time period or at all; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; the failure to satisfy the conditions to the consummation of the proposed Merger, including the approval of the shareholders of AAIC; risks related to the disruption of management’s attention from ongoing business operations due to the proposed Merger; the effect of the announcement of the proposed Merger on the operating results and businesses generally of Ellington Financial and AAIC; the outcome of any legal proceedings relating to the proposed Merger; the ability to successfully integrate the businesses following the proposed Merger; changes in interest rates or the market value of Ellington Financial’s or AAIC’s investments; market volatility; changes in mortgage default rates and prepayment rates; the availability and terms of financing; changes in government regulations affecting the business of Ellington Financial or AAIC; the ability of Ellington Financial and AAIC to maintain their exclusion from registration under the Investment Company Act of 1940; the ability of Ellington Financial and AAIC to maintain their qualification as a REIT; changes in market conditions and economic trends, such as changes to fiscal or monetary policy, heightened inflation, slower growth or recession, and currency fluctuations; and other factors, including those set forth in the section entitled “Risk Factors” in Ellington Financial’s most recent Annual Report on Form 10-K and AAIC s most recent Annual Report on Form 10-K, as amended, and Ellington Financial’s and AAIC’s Quarterly Reports on Form 10-Q filed with the SEC, the proxy statement/prospectus and other reports filed by Ellington Financial and AAIC with the SEC, copies of which are available on the SEC’s website, www.sec.gov. Forward-looking statements are not guarantees of performance or results and speak only as of the date such statements are made. Except as required by law, neither Ellington Financial nor AAIC undertakes any obligation to update or revise any forward-looking statement in this communication, whether to reflect new information, future events, changes in assumptions or circumstances or otherwise.
Contact
Ellington Financial Inc.
Investor Relations
(203) 409-3575
info@ellingtonfinancial.com